Exhibit 31.1

CERTIFICATION

I, Mark B. Knudson, Ph.D., certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of EnteroMedics Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MARK B. KNUDSON, PH.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

Date: August 3, 2012